Investor Contact Robert Burrows Vice President, Investor Relations burrowsr@ebsi.com (240) 413-1917 Media Contact Matt Hartwig Senior Director, Media Relations mediarelations@ebsi.com Emergent BioSolutions Completes Acquisition of Exclusive Worldwide Rights to TEMBEXA® (brincidofovir), the First FDA-Approved Smallpox Oral Antiviral for All Ages GAITHERSBURG, Md., September 26, 2022 – Emergent BioSolutions Inc. (NYSE: EBS) announced today that it has completed its acquisition of exclusive worldwide rights to TEMBEXA® (brincidofovir), the first oral antiviral approved by the U.S. Food and Drug Administration (FDA) for all age groups for the treatment of smallpox, from Chimerix. TEMBEXA was approved in June 2021 and is indicated for the treatment of human smallpox disease in adult and pediatric patients, including neonates. The completion of the acquisition follows the satisfaction or waiver by the parties, as applicable, of all closing conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act), as amended, and receipt of consent from the Biomedical Advanced Research and Development Authority (BARDA), part of the Administration for Strategic Preparedness and Response within the U.S. Department of Health and Human Services, for a sub-contract agreement between Chimerix and Emergent. “The addition of TEMBEXA to our smallpox medical countermeasure franchise, which consists of our smallpox vaccine and therapeutic for smallpox vaccine complications, creates a more comprehensive offering to combat this deadly public health threat,” said Paul Williams, SVP government/MCM business at Emergent. “We look forward to supporting the U.S. government’s smallpox preparedness strategy on a broader scale by executing on this BARDA contract.” The 10-year contract (75A50122C00047), valued at up to $680 million, to supply up to 1.7 million treatment courses of tablet and suspension formulations of TEMBEXA® to the U.S. government, was awarded to Chimerix on August 29, 2022. The contract includes an initial product procurement valued at approximately $115 million, with optional future procurement, valued at up to approximately $551 million, exercisable at the sole discretion of BARDA. In addition to product procurement, the contract includes reimbursed post marketing activities of approximately $12 million. Financial Terms Based on the terms of the final BARDA agreement, Emergent is expected to pay Chimerix: • An upfront payment of $238 million; • Potential milestone payments of up to $124 million contingent on the potential exercise by the U.S. government of procurement options following the base period; • 15% royalty on gross profit from sales of TEMBEXA outside the U.S.; • 20% royalty on gross profit from sales of TEMBEXA in the U.S. that are in excess of the 1.7 million treatment courses as contemplated in the existing BARDA contract; and • Up to an additional $12.5 million upon achievement of certain development-based milestones.

ABOUT TEMBEXA TEMBEXA is an oral antiviral approved by the FDA in June 2021 for the treatment of human smallpox disease caused by variola virus in adult and pediatric patients, including neonates. TEMBEXA is formulated as 100 mg tablets and 10 mg/mL oral suspension dosed once weekly for two weeks. The oral suspension formulation is particularly important for patients who have difficulty swallowing due to age or medical status. TEMBEXA is not indicated for the treatment of diseases other than human smallpox disease. The effectiveness of TEMBEXA for the treatment of smallpox disease has not been determined in humans because adequate and well-controlled field trials have not been feasible and inducing smallpox disease in humans to study the drug’s efficacy is not ethical. TEMBEXA efficacy may be reduced in immunocompromised patients based on studies in immune deficient animals. TEMBEXA has a BOXED WARNING for increased risk for mortality when used for longer duration. Please read full prescribing information here. About Smallpox Smallpox is a highly contagious disease caused by the variola virus. Historically, smallpox was one of the deadliest diseases in history with a case fatality rate of approximately 30%. Despite successful eradication of smallpox in the 1970s, there is considerable concern that variola virus could reappear, either through accidental release or as a weapon of bioterrorism. According to the U.S. Centers for Disease Control and Prevention (CDC), variola virus is ranked in the highest risk category for bioterrorism agents (Category A) due to its ease of transmission, high mortality rate, and potential to cause public panic and social disruption. Based on a recent report – The Department of Health and Human Services Fiscal Year 2023 Public Health and Social Services Emergency Fund Justification of Estimates for Appropriations Committee – smallpox remains a threat of high concern to both the domestic and international community. About Emergent BioSolutions At Emergent, our mission is to protect and enhance life. For over 20 years, we’ve been at work defending people from things we hope will never happen—so we are prepared just in case they ever do. We provide solutions for complex and urgent public health threats through a portfolio of vaccines and therapeutics that we develop and manufacture for governments and consumers. We also offer a range of integrated contract development and manufacturing services for pharmaceutical and biotechnology customers. To learn more about how we plan to protect or enhance 1 billion lives by 2030, visit our website and follow us on LinkedIn, Twitter, and Instagram. Safe Harbor Statement This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding the timing of product deliveries; the potential benefits of the acquisition to Emergent; the amount of contingent payments potentially payable by Emergent to Chimerix; the exercise by BARDA of any optional future procurements under the contract (75A50122C00047) to supply up to 1.7 million treatment courses of tablet and suspension formulations of TEMBEXA to the U.S. government (the BARDA Contract); Chimerix’s compliance with the terms of the BARDA Contract and the associated sub-contract with Emergent and whether the BARDA Contract remains in effect for its full term; the effectiveness and/or safety of TEMBEXA; Emergent’s ability to successfully integrate TEMBEXA into its product portfolio and manufacture, further develop, obtain additional regulatory approvals for and commercialize TEMBEXA and any other statements containing the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” and similar expressions, are forward- looking statements. These forward-looking statements are based on Emergent’s current intentions, beliefs and expectations regarding future events, and involve known and unknown risks, uncertainties and other factors, which may cause Emergent’s actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timings discussed, projected, anticipated or indicated in any forward-looking statements. Emergent cannot guarantee that any forward-looking statement will be accurate. The reader is, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Emergent does not undertake to update any forward-looking statement to reflect new information, events or circumstances. The reader should consider this cautionary statement, as well as the risk factors identified in Emergent’s periodic reports filed with the SEC, when evaluating the forward-looking statements contained herein.